UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

INTERVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49809	94-3300070
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

46430 Fremont Boulevard

Fremont, California 94538

(Address of Principal Executive Offices)

(510) 651-0888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On October 28, 2004, InterVideo issued a press release regarding its financial results for the fiscal quarter ended September 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of non-GAAP financial information

InterVideo has referenced non-GAAP financial information in the press release. InterVideo management believes that the non-GAAP financial information provides meaningful supplemental information regarding the Company’s core operating results. By excluding from net income a charge for legal and other administrative expenses related to the pursuit of strategic transactions, the non-GAAP financial information presented may facilitate comparisons to historical operating results. In addition, InterVideo believes that the non-GAAP financial information is useful to both management and investors in assessing the performance of InterVideo’s ongoing operations and liquidity and when planning and forecasting future periods.

ITEM 9.01.    Financial Statements, Pro Forma Information and Exhibits

(c)    Exhibits.

99.1     Press release of InterVideo, Inc. dated October 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC. (Registrant)

Date: October 28, 2004	/S/ RANDY BAMBROUGH
Randy Bambrough Chief Financial Officer

INDEX OF EXHIBITS:

Exhibit Number	Description
99.1	Press release of InterVideo, Inc. dated October 28, 2004